Exhibit 24.1

POWER OF ATTORNEY

Each of the undersigned officers and/or directors of Stanley Black & Decker, Inc., a Connecticut corporation (the “Registrant”), does hereby make, constitute and appoint each of Bruce H. Beatt and Kathryn P. Sherer, with full power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to execute (a) a Registration Statement on Form S-8 (the “Form S-8 Registration Statement”) under the Securities Act of 1933 concerning the Registrant’s common stock, par value $2.50 per share, to be offered in connection with certain equity compensation plans of the Registrant and its subsidiaries, including the Stanley Black & Decker, Inc. Retirement Account Plan, (b) any and all amendments and supplements to the Form S-8 Registration Statement, including post-effective amendments, and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933 and (c) other instruments necessary or appropriate in connection therewith, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary or desirable to be done, and to take or cause to be taken any and all such further actions in connection with such registration statement as such attorney-in-fact and agent, in his or her sole discretion, deems necessary or appropriate, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this power of attorney has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/	President, Chief Executive Officer and Director (Principal Executive Officer)	February 13, 2012
John F. Lundgren

Donald Allan Jr.	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/	Chairman of the Board of Directors	February 14, 2012
Nolan D. Archibald

/s/	Director	February 13, 2012
John G. Breen

/s/	Director	February 14, 2012
George W. Buckley

/s/	Director	February 14, 2012
Patrick D. Campbell

/s/	Director	February 13, 2012
Carlos M. Cardoso

/s/	Director	February 14, 2012
Virgis W. Colbert

/s/	Director	February 14, 2012
Robert B. Coutts

Director
Manuel A. Fernandez

/s/	Director	February 9, 2012
Benjamin H. Griswold, IV

Director
Eileen S. Kraus

/s/	Director	February 14, 2012
Anthony Luiso

/s/	Director	February 14, 2012
Marianne Miller Parrs

Director
Robert L. Ryan